As filed with the Securities and Exchange Commission on July 28, 2006
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
The Immune Response Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0225679

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
The Immune Response Corporation
5931 Darwin Court
Carlsbad, California 92008
(Address of Principal Executive Offices)
The Immune Response Corporation 401(k) Stock Match Plan
(Full Title of the Plan)
Michael K. Green
Chief Operating Officer and Chief Financial Officer
The Immune Response Corporation
5931 Darwin Court
Carlsbad, California 92008
(Name and Address of Agent For Service)
(760) 431-7080
(Telephone Number, Including Area Code, of Agent For Service)
With Copies To:
Hayden J. Trubitt, Esq.
Heller Ehrman LLP
4350 La Jolla Village Drive, 7th Floor
San Diego, California 92122
     This registration statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon issuances made under the 401(k) Stock Match Plan.
CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed
	Amount	Offering	Maximum
Title of Securities	to be	Price	Aggregate Offering	Amount of
to be Registered	Registered(1)	per Share(2)	Price (2)	Registration Fee
Common Stock	12,000,000	$0.022	$264,000	$28.25

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 401(k) Stock Match Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company’s outstanding shares of Common Stock.

(2)	Calculated solely for purpose of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Registrant’s Common Stock as reported by the Over-the-Counter Bulletin Board on July 26, 2006.

PART II
SIGNATURES
Index to Exhibits
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 23.3
EXHIBIT 99.1

PART II
INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of The Immune Response Corporation (the “Registrant”) on Form S-8 relating to the 401(k) Stock Match Plan are effective.
     The Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 24, 2004 (File No. 333-116826) and July 22, 2005 (File No. 333-126828) are incorporated by reference in this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Carlsbad, State of California, on this 28th day of July, 2006.

THE IMMUNE RESPONSE CORPORATION

By :	/s/ Michael K. Green

Michael K. Green
Chief Operating Officer and Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph F. O’Neill	Chief Executive Officer,President and Director	July 28, 2006
Joseph F. O’Neill	(Principal Executive Officer)

/s/ Michael K. Green	Chief Operating Officer and Chief Financial Officer	July 28, 2006
Michael K. Green	(Principal Financial Officer)

/s/ Robert E. Knowling, Jr.	Chairman of the Board of Directors	July 28, 2006
Robert E. Knowling, Jr.

/s/ James B. Glavin	Director	July 28, 2006
James B. Glavin

/s/ Martyn Greenacre	Director	July 28, 2006
Martyn Greenacre

/s/ Kevin B. Kimberlin	Director	July 28, 2006
Kevin B. Kimberlin

/s/ Kevin L. Reilly	Director	July 28, 2006
Kevin L. Reilly

/s/ Alan S. Rosenthal	Director	July 28, 2006
Alan S. Rosenthal

Index to Exhibits

Item
No.	Description of Item
5.1	Opinion and consent of Heller Ehrman LLP.

23.1	Consent of Heller Ehrman LLP (See Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Independent Registered Public Accounting Firm.

99.1	Amended and Restated 401(k) Stock Match Plan.